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 		       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 27, 1995 (the "Registration Statement") regarding the Esterline Technologies Corporation Amended and Restated 1987 Stock Option Plan (the "Plan") and in the prospectus for the Plan dated March 8, 1995 of our report dated December 5, 1994, appearing on page 44 of the Esterline Technologies Corporation Annual Report to Shareholders for the year ended October 31, 1994, which is incorporated by reference into the Annual Report on Form 10-K for Esterline Technologies Corporation for the year ended
October 31, 1994. In addition, we consent to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the prospectus for the Plan filed as part of Registration Nos. 33-22322 and 33-37134, which is incorporated by reference in the Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche
Seattle, Washington
March 27, 1995